Exhibit 99.1

               CIENA Reports Third Quarter 2004 Results

    LINTHICUM, Md.--(BUSINESS WIRE)--Aug. 19, 2004--CIENA(R) Corporation (NASDAQ:CIEN), a leading global provider of intelligent service creation and delivery solutions, today reported its third fiscal quarter results for the period ending July 31, 2004. Consistent with information in the Company's preliminary results announcement of August 3, 2004, revenue for the quarter totaled $75.6 million, representing a 1.2% sequential increase, and an increase of 10.4% for the same period a year ago. On a generally accepted accounting principles (GAAP) basis, CIENA's reported net loss for the quarter was $141.5 million, or a net loss of $0.25 per share.
    "More than a year ago CIENA embarked toward a goal of significantly diversifying our product portfolio, and our business," said Gary Smith, CIENA's president and CEO. "As a result of strategic acquisitions, partnerships and internal development efforts, we now participate in new data and service delivery markets, targeting high-value applications such as DSL, Fiber-to-the-X, storage extension, and the triple-play of voice, video and data. In fact, revenue from these new opportunities represented more than 35% of total revenue in the third quarter.
    "We have taken a number of important steps toward restoring health and profitability to our business, and over the next several quarters, our focus and execution will be crucial for success," said Smith.
    CIENA's Board of Directors affirmed its support of the Company's strategy.
    "CIENA is pursuing a complex, long-term strategy in an unpredictable and dynamic market," said H. Berry Cash, lead independent director for CIENA. "The Company has substantially expanded its addressable markets while simultaneously implementing significant cost reductions and operating changes. The Board is confident these actions represent the best long-term interests of the Company's shareholders and will lead to a return to profitability and improved shareholder value."
    Separately today, CIENA announced that Michael J. Rowny, chairman of Rowny Capital and former president and CEO of MCI's International Ventures, Alliances and Correspondent group, has joined CIENA's board of directors as its tenth member and eighth independent director.

    Non-GAAP Presentation

    In evaluating the operating performance of its business, CIENA's management excludes certain charges or credits that are required by GAAP. These items, which are identified in the table below, share one or more of the following characteristics: they are unusual, and CIENA does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.


                                         Quarter Ended  9 Months Ended
                                         -------------- --------------
                                         July 31, 2004  July 31, 2004
                                         -------------- --------------
Item                                     (in thousands) (in thousands)
---------------------------------------- -------------- --------------
Stock compensation costs                    $    3,953     $    8,699
Amortization of intangible assets               12,667         19,458
In-process research and development             30,200         30,200
Accelerated amortization of leasehold
 improvements                                   12,504         14,153
Restructuring costs                             13,547         22,125
Long-lived asset impairments                     7,217          7,217
Recovery of sales, export, use tax
 liabilities & payments                         (3,457)        (5,388)
Recovery of doubtful accounts, net                   -         (2,794)
(Gain)/loss on equity investments, net             200           (393)
Loss on extinguishment of debt                       -          8,216
Income tax benefit on adjusted net loss         22,756         68,193
                                         -------------- --------------
                       Total Adjustments    $   99,587     $  169,686
                                         ============== ==============
GAAP Net Loss                               $ (141,467)    $ (294,391)
Adjusted for items above                        99,587        169,686
                                         -------------- --------------
                                            $  (41,880)    $ (124,705)
Non GAAP Net Loss
                                         -------------- --------------
Non GAAP Net Loss per Share                 $    (0.07)    $    (0.25)
                                         ============== ==============

    Please see Appendix A for additional information about this table.


    These adjustments are not in accordance with GAAP, and making these adjustments may not permit meaningful comparisons to other companies.
    As of the quarter ended July 31, 2004, CIENA's weighted average shares outstanding were approximately 566,234,000. Adjusting CIENA's quarterly GAAP results as noted would reduce the Company's net loss in its third fiscal quarter to $0.07 per share.
    For the nine months ended July 31, 2004, CIENA's weighted average shares outstanding were approximately 504,812,000. Adjusting CIENA's nine-month GAAP results as noted would reduce the Company's net loss for the period to $0.25 per share.

    Third Quarter 2004 Highlights

    -- Successfully completed the acquisitions and the operational integration of both Catena Networks and Internet Photonics.

    -- Improved gross margin from 11.0% in the fiscal second quarter to 24.9% in the third quarter.

    -- Delivered lower-than-anticipated ongoing operating expenses, overachieving cost-reduction targets in the quarter by approximately $10 million.

    -- Secured three new customers for the new CN 1000 next-generation broadband access platform and agreed to product trials with a regional Bell operating company (RBOC).

    -- Recognized initial revenue from Verizon for DN 7000 series multiservice edge switching deployments.

    -- Ended the quarter with cash and short- and long-term investments valued at $1.36 billion.

    Third Quarter Product and Application Developments

    CIENA made several new data and access-focused product and feature announcements during the quarter, including:

    -- Introduced the CNX-100(TM) Modular Broadband Loop Carrier designed to broadband-enable an estimated 30 million POTS-only access lines.

    --  Introduced a new integrated, 10-Gigabit add/drop multiplexer
        (ADM) for the ONLINE Metro(TM) multiservice DWDM optical transport platform, driving down the cost of high-bandwidth metro, enterprise and multiservice networks.

    -- Announced the CN 2600(TM) Multiservice Edge Aggregator, an edge-optimized platform to deliver low- and high-bandwidth TDM and Ethernet services for remote terminals, multi-tenant units and central offices.

    -- Announced CoreDirector(R) services gateway solutions for metro data networking and IP/MPLS core convergence, expanding
        CoreDirector's capabilities into Layer 2 applications with Ethernet interfaces and packet-aware intelligence.

    -- Introduced integrated Layer 2 packet switching to intelligent metro access and transport solutions to drive revenue-generating services for cable operators and service providers.

    -- Demonstrated the world's first ultra long-haul optical transport connection at 40 Gigabits per second (Gbps) with MCI and Mintera to facilitate the roll-out of next-generation
        IP-based services on MCI's existing 10 Gbps backbone.

    -- Participated in a 40 Gbps trial on Sprint's production IP network between San Jose and Stockton, Calif., utilizing
        CIENA's dense wave division multiplexing technology.

    Business Outlook

    "As a result of our broader product portfolio, we are engaged in significantly more customer interactions and are confident that those interactions will translate into opportunities longer-term," said Smith. "Short term, we expect revenue for our fourth fiscal quarter will be roughly flat with our third fiscal quarter revenue, reflecting ongoing customer uncertainty and caution."

    Live Web Broadcast of Third Quarter Results

    CIENA will host a discussion of this morning's announcements with investors and financial analysts today, Thursday, August 19, 2004 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via CIENA's homepage at www.CIENA.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of CIENA's website at: www.CIENA.com/investors.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and CIENA's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q, which CIENA filed with the Securities and Exchange Commission on May 20, 2004. Forward-looking statements include statements regarding CIENA's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: The Board is confident these actions represent the best long-term interests of the Company's shareholders and will lead to a return to profitability and improved shareholder value; as a result of our broader product portfolio, we are engaged in significantly more customer interactions and are confident that those interactions will translate into opportunities longer-term; and, short term, we expect revenue for our fourth fiscal quarter will be roughly flat with our third fiscal quarter revenue, reflecting ongoing customer uncertainty and caution. CIENA assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.



                           CIENA CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

                               Quarter Ended       Nine Months Ended
                            -------------------- ---------------------
                            July 31,   July 31,   July 31,   July 31,
                              2003       2004       2003       2004
                            --------- ---------- ---------- ----------
Revenues:
   Products                 $ 59,294  $  64,340  $ 183,914  $ 181,436
   Services                    9,184     11,249     28,578     35,266
                            --------- ---------- ---------- ----------
Total revenue                 68,478     75,589    212,492    216,702
Costs:
   Products                   39,194     48,069    119,177    138,918
   Services                   12,749      8,723     42,300     30,212
                            --------- ---------- ---------- ----------
Total cost of goods sold      51,943     56,792    161,477    169,130
                            --------- ---------- ---------- ----------
  Gross profit                16,535     18,797     51,015     47,572
Operating expenses:         --------- ---------- ---------- ----------
   Research and development
    (exclusive of stock
    compensation costs below) 47,963     57,762    153,890    151,418
   Selling and marketing
    (exclusive of stock
    compensation costs below) 24,536     29,468     76,804     80,011
   General and
    administrative
    (exclusive of stock
    compensation costs
    below)                     7,969      6,969     30,741     20,052
   Stock compensation
    costs:
       Research and
        development            2,932      1,860     10,136      5,473
       Selling and
        marketing                687      1,214      2,122      2,147
       General and
        administrative           312        879      1,032      1,079
   Amortization of
    intangible assets          4,479     12,667     11,454     19,458
   In-process research and
    development                1,500     30,200      1,500     30,200
   Restructuring costs        15,527     13,547     18,251     22,125
   Long-lived asset
    impairments                    -      7,217          -      7,217
   Recovery of sale, export,
    use tax liabilities and
    payments                       -     (3,457)         -     (5,388)
   Recovery of doubtful
    accounts, net                  -          -          -     (2,794)
     Total operating        --------- ---------- ---------- ----------
      expenses               105,905    158,326    305,930    330,998
                            --------- ---------- ---------- ----------

Loss from operations         (89,370)  (139,529)  (254,915)  (283,426)

Interest and other income,
 net                           8,865      4,936     33,297     18,228

Interest expense              (8,070)    (6,469)   (28,334)   (20,326)

Gain (loss) on equity
 investments, net                  -       (200)       (10)       393

Loss on extinguishment of
 debt                              -          -    (20,606)    (8,216)
                            --------- ---------- ---------- ----------

Loss before income taxes     (88,575)  (141,262)  (270,568)  (293,347)

Provision for income taxes       299        205        909      1,044
                            --------- ---------- ---------- ----------

Net loss                    $(88,874) $(141,467) $(271,477) $(294,391)
                            ========= ========== ========== ==========
Basic and diluted net loss
 per common share and
 dilutive potential common
 share                      $  (0.20) $   (0.25) $   (0.62) $   (0.58)
                            ========= ========== ========== ==========
Weighted average basic
 common and dilutive
 potential common shares
 outstanding                 451,009    566,234    438,133    504,812
                            ========= ========== ========== ==========


                          CIENA CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)

                                              October 31,   July 31,
                                                 2003         2004
                                             ------------ ------------
                   ASSETS
Current assets:
   Cash and cash equivalents                 $   309,665  $   255,730
   Short-term investments                        796,809      358,369
   Accounts receivable, net                       43,600       49,821
   Inventories, net                               44,995       49,836
   Prepaid expenses and other                     34,334       29,663
                                             ------------ ------------
     Total current assets                      1,229,403      743,419
Long-term investments                            519,744      732,967
Equipment, furniture and fixtures, net           114,930       77,499
Goodwill                                         336,039      780,875
Other intangible assets, net                     108,408      210,762
Other long-term assets                            69,641       67,924
                                             ------------ ------------
   Total assets                              $ 2,378,165  $ 2,613,446
                                             ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                          $    44,402  $    35,570
   Accrued liabilities                            98,926       81,505
   Restructuring liabilities                      14,378       13,718
   Unfavorable lease commitments                   9,380        9,857
   Income taxes payable                            4,640        5,609
   Deferred revenue                               14,473       17,525
                                             ------------ ------------
     Total current liabilities                   186,199      163,784
Long-term deferred revenue                        14,547       16,730
Long-term restructuring liabilities               52,164       43,831
Long-term unfavorable lease commitments           61,312       53,903
Other long-term obligations                        2,698        2,826
Convertible notes payable                        730,428      690,000
                                             ------------ ------------
     Total liabilities                         1,047,348      971,074
                                             ------------ ------------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01;
   20,000,000 shares authorized; zero shares
   issued and outstanding                              -            -
  Common stock - par value $0.01; 980,000,000
   shares authorized; 473,214,856 and
   568,890,725 shares issued and outstanding       4,732        5,689
  Additional paid-in capital                   4,861,182    5,479,672
  Deferred stock compensation                     (9,664)     (17,204)
  Notes receivable from stockholders                (448)        (401)
  Accumulated other comprehensive income
   (loss)                                          2,447       (3,561)
  Accumulated deficit                         (3,527,432)  (3,821,823)
                                             ------------ ------------
     Total stockholders' equity                1,330,817    1,642,372
                                             ------------ ------------
  Total liabilities and stockholders' equity $ 2,378,165  $ 2,613,446
                                             ============ ============


    Appendix A

    The adjustments management makes in analyzing CIENA's third quarter fiscal 2004 GAAP results are as follows:

    -- Stock compensation costs - a non-cash expense largely unrelated to normal operations, and which arises under GAAP accounting from the assumption of unvested stock options issued by any companies we acquire.

    -- Amortization of intangible assets - a non-cash expense unrelated to normal operations arising from acquisitions of intangible assets, principally developed technology, which CIENA is required to amortize over its expected useful life.

    -- In-process research and development - a non-recurring expense related to in-process technology that, as of the date of acquisition, has not reached technological feasibility and has no alternative future use.

    -- Accelerated amortization of leasehold improvements - a non-cash expense related to the planned closing of our San Jose, California facility.
    -- Restructuring costs - non-recurring charges, unrelated to normal operations, incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market.

    -- Long-lived asset impairments - non-recurring charges, unrelated to normal operations, incurred as a result of excess equipment classified as held for sale.

    --  Recovery of sales, export and use tax liabilities and payments
        - a non-recurring gain unrelated to normal operations

    -- Recovery of doubtful accounts, net - a non-recurring gain unrelated to normal operations due to payment received from a customer from which payment was previously deemed doubtful due to the customer's financial condition.

    -- Gain (loss) on equity investments, net - a non-recurring gain or loss unrelated to normal operations.

    -- Loss on extinguishment of debt - a non-recurring expense, unrelated to normal operations.

    -- Income tax benefit on adjusted net loss - the income tax charge or benefit on the adjusted net loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    ABOUT CIENA

    CIENA Corporation delivers innovative network solutions to the world's largest service providers, cable operators and enterprises, increasing the cost-efficiency of current services while enabling the creation of new carrier-class data services built upon the existing network infrastructure. Additional information about CIENA can be found at www.ciena.com.


    CONTACT: CIENA Corporation
             Investor Contacts:
             Suzanne DuLong or Jessica Towns
             (888) 243-6223
             email: ir@ciena.com
                 or
             Press Contacts:
             Aaron Graham or Nicole Anderson
             (877) 857-7377
             email: pr@ciena.com